Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Provides Update on Actions Taken In Response to COVID-19

– Company Announces Short-term Measures to Enhance Financial Strength & Flexibility –

WINTER PARK, Fla.—(BUSINESS WIRE)—March 30, 2020—Ruth’s Hospitality Group, Inc. (the “Company”) (NASDAQ: RUTH) today announced steps that the Company has taken to implement conservative cash management strategies designed to increase available liquidity and maximize financial flexibility until the COVID-19 pandemic abates and market conditions stabilize.

“The safety and well-being of our team members and guests is our priority in these challenging times.  Our brand has a rich history of rising to the occasion and I am proud of our team’s response to this unprecedented situation.” said Cheryl Henry, President and Chief Executive Officer of Ruth’s Hospitality Group, Inc. “Our management team and Board of Directors have taken significant measures to enhance our financial flexibility during this time which includes drawing down and expanding our credit facility, suspending our dividend, and materially reducing capital expenditures as we weather the challenges related to COVID-19.”

Borrowings Under Senior Credit Facility

As previously announced, on March 16th, 2020, the Company increased its cash position by drawing down its remaining availability under its $120 million revolving credit facility.

Additionally, on March 26, 2020, the Company exercised the $30.0 million accordion feature in the existing facility and, as a precautionary measure, drew down that balance.   As of March 27, 2020, the Company had approximately $71.5 million of cash on hand.

Actions Taken To Improve Liquidity

Additional measures to enhance the Company’s financial flexibility include suspending all new restaurant construction and non-essential capital expenditures which are expected to lower annual capital expenditures by over $35 million.  The Company has also suspended its quarterly dividend.  Ruth’s Chris has also made significant reductions in ongoing operating expenses, including curtailing operations in 23 restaurants locations where take-out and delivery is not viable, furloughing a significant number of field and home office team members, reducing base salaries of all non-furloughed team members and reevaluating other operating costs as opportunities arise.  Certain operational team members have been re-deployed to support the take-out and delivery operations of restaurants which are still operating.

Lastly, Ms. Henry and the other members of the executive team have elected to reduce their 2020 base salaries effective March 30, 2020.  Non-employee directors of the Company have also elected to suspend payment of their annual cash retainer fees for service on the board.

Ruth’s Anywhere

Due to the state mandates regarding limited or no in-restaurant dining due to COVID-19, the Company is leveraging its Ruth’s Anywhere program in markets where take-out and delivery sales are sufficient to cover the costs of management staffing those locations.  At this time, Ruth’s Chris is currently operating many of its domestic restaurants in take-out or delivery mode, with no dining rooms currently open for operation. Delivery is available in all of those locations via third-party delivery networks and those partners vary by location.  The Ruth’s Anywhere Program will offer a streamlined menu available on its website here, featuring many guest favorites.

Financial Guidance

Lastly, due to the ongoing uncertainty around the duration and severity of the COVID-19 pandemic, the company has withdrawn its financial guidance for fiscal year 2020.

Further details regarding the credit agreement and financial actions described in this release may be found in the Company’s Current Report on Form 8-K filed today.  The Company currently expects to provide additional updates on the business when it announces its first quarter 2020 financial results.

About Ruth’s Hospitality Group, Inc.

Ruth's Chris Steak House was founded by Ruth Fertel over 50 years ago in New Orleans, Louisiana. Ruth had a recipe for everything – from how to prepare her signature sizzling steaks to how to treat her guests. This timeless formula is a testament to how one neighborhood eatery has become the largest collection of upscale steak houses in the world, with over 150 restaurant locations around the globe. Ruth's Chris remains true to its heritage, helping guests make their best memories on 500-degree sizzling plates. This is how it's done.

For information about our restaurants, to make reservations, or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including actions to be taken in response to the novel strain of coronavirus (COVID-19) that has spread globally, capital expenditures, strategy, and financial outlook, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions and general trends, including the impact the COVID-19 pandemic; the impact of actions taken to address the COVID-19 pandemic, including additional borrowings under our credit facility; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; the impact of litigation; the restrictions imposed by the Company’s credit agreement; and changes in, or the discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, which is available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this presentation have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor (203) 682-8261

ftaylor@icrinc.com